EXHIBIT 4.1.1

     INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of
December 1, 1995, among AnnTaylor, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 414 Chapel Street, New Haven, Connecticut 06511, (the "Company"), Fleet Bank, National Association, a national banking association duly organized under the laws of the United States of America and having its principal corporate trust office at One Constitution Plaza, Hartford, Connecticut 06115 (the "Resigning Trustee") and Norwest Bank Minnesota, National Association, a national banking association, having its principal corporate trust office at Sixth and Marquette, Minneapolis, Minnesota (the "Successor Trustee").

                                    RECITALS
                                    --------

     A. There are presently issued and outstanding $100,000,000 of the Company's 8 3/4% Subordinated Notes due 2000 issued under Indenture, dated as of June 15, 1993 (the "Indenture"), between the Company and the Resigning Trustee.

     B. The Resigning Trustee wishes to resign as Trustee, Registrar and Paying Agent under the Indenture; the Company wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Registrar and Paying Agent under the Indenture; and the Successor Trustee wishes to accept appointment as Trustee, Registrar and Paying Agent under the Indenture.

     NOW THEREFORE, the Company, the Resigning Trustee and the Successor Trustee agree as follows:

                                   ARTICLE ONE
                              THE RESIGNING TRUSTEE

Section 101.  Pursuant to Section 609 of the Indenture, the Resigning Trustee
- -----------
hereby notifies the Company that the Resigning Trustee has resigned as Trustee, Registrar and Paying Agent under the Indenture.

Section 102.  The Resigning Trustee hereby represents and warrants to the
- -----------
Successor Trustee that:

     (a) To the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust Department, no Event of Default has occurred under the Indenture as of the date hereof;

     (b) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or by the Holders of the percentage in aggregate principal amount of the Securities required by the indentures to effect any such waiver;

     (c) The Indenture has not been amended or modified, except by this instrument; and

     (d) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust Department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

     (e) It will indemnify the Successor Trustee and save the Successor Trustee harmless from and against, any and all costs, claims, liabilities, losses or damage whatsoever (including the reasonable fees, expenses and disbursements of counsel) which the Successor Trustee may suffer or incur as the result of its accepting appointment as successor trustee under the Indenture arising out of the acts or omissions of the Resigning Trustee while acting as trustee under the Indenture.

Section 103.  The Resigning Trustee hereby assigns, transfers, delivers and
- -----------
confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture and all the rights, powers and trusts of the Trustee, Registrar and Paying Agent under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts and powers hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

                                   ARTICLE TWO
                                   THE COMPANY

Section 201.  The Secretary of the Company attesting to the execution of this
- -----------
Instrument by the Company hereby certifies that annexed hereto marked Exhibit A is a copy of the Board Resolutions duly adopted by the Board of Directors of the Company, and in full force and effect on the date hereof authorizing certain officers of the Company to, among other things: (a) accept the Resigning Trustee's resignation as Trustee, Registrar and Paying Agent under the Indenture; (b) appoint the Successor Trustee as Trustee, Registrar and Paying Agent under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee, Registrar and Paying Agent under the Indenture.

Section 202.  The Company hereby accepts the resignation of the Resigning
- -----------
Trustee and appoints the Successor Trustee as Trustee, Registrar and Paying Agent under the Indenture and confirms to the Successor Trustee all the Rights, trusts and powers hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

Section 203.  The Company hereby represents and warrants to the Successor
- -----------
Trustee that:

     (a) To the best of its knowledge, no Event of Default has occurred under the Indenture as of the date hereof; and

     (b) The Indenture has not been amended or modified, except by this instrument.

                                  ARTICLE THREE
                              THE SUCCESSOR TRUSTEE

Section 301.  The Successor Trustee hereby represents and warrants to the
- -----------
Resigning Trustee and to the Company that the Successor Trustee is qualified and eligible under the provisions of Section 608 of the Indenture.

Section 302.  The Successor Trustee represents to the Resigning Trustee that it
- -----------
will promptly notify the Resigning Trustee in writing of any action or claim, the outcome of which would make the indemnity provided for in Section 102 (e) operative and upon such notice the Resigning Trustee shall then have the right to elect to provide its own defense to any such action.

Section 303.  The Successor Trustee hereby accepts its appointment as Trustee,
- -----------
Registrar and Paying Agent under the Indenture and shall hereby be vested with all the rights, powers, trusts and duties of the Trustee, Registrar and Paying Agent under the Indenture.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

Section 401.  Except as otherwise expressly provided or unless the context
- -----------
otherwise requires, all terms used herein which are defined in the Indenture shall have the meaning assigned in the Indenture.

Section 402.  This Instrument and the resignation, appointment and acceptance
- -----------
effected hereby shall be effective as of the opening of business on the date first above written upon the execution and delivery hereof by each of the parties hereto.

Section 403.  Notwithstanding the resignation of the Resigning Trustee effected
- -----------
hereby, the Company shall remain obligated under Section 607 of the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its trusteeship under the Indenture.

Section 404.  This Instrument shall be governed by and constructed in accordance
- -----------
with the laws of the jurisdiction which govern the Indenture and its construction.

Section 405.  This Instrument may be executed in any number of counterparts each
- -----------
of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereby have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.

                                        AnnTaylor, Inc.


Attest: /s/ Jocelyn Barandiaran         By: /s/ Walter J. Parks
       ----------------------------        -------------------------------------
        Secretary                       Title:  Sr. VP-Finance



                                        Fleet Bank, National Association,
                                        as Resigning Trustee


Attest: /s/ Laurie Melody Casasanta     By: /s/ Francis S. Kimball
       ----------------------------        -------------------------------------
                                        Title:  Vice President



                                        Norwest Bank Minnesota, National
                                        Association,
                                        as Successor Trustee


Attest: /s/ Mary E. Traynor             By: /s/ Raymond B. Haverstock
       ----------------------------        -------------------------------------
                                        Title:  Vice President